CONFIDENTIAL TREATMENT

                DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT

      This Agreement is effective December 18, 1997 ("the EFFECTIVE DATE") by and between Genentech, Inc. ("GNE"), a Delaware corporation located at 1 DNA Way, South San Francisco, CA 94080, and LeukoSite, Inc., a Delaware Corporation, located at 215 First Street, Cambridge, MA 02142 ("LKS").
      WHEREAS, GNE is a healthcare company which develops, manufactures, and markets pharmaceutical products for human healthcare throughout the world; and
      WHEREAS, LKS is the owner or exclusive licensee of certain technology and other proprietary know-how related to LICENSED PRODUCTS as hereinafter defined; and
      WHEREAS, GNE desires to obtain and LKS desires to grant an exclusive right and/or license in and to such technology and proprietary know-how in the TERRITORY as hereinafter defined; and
      WHEREAS, the parties desire to collaborate in DEVELOPMENT as hereinafter defined; and
      WHEREAS, LKS is willing to grant the exclusive right and/or license desired by GNE and to participate with GNE in DEVELOPMENT.
      NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

      SECTION 1 - DEFINITIONS.
      The terms used in this Agreement have the following meaning:

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      1.1 The term "ADMINISTRATION COSTS" shall mean costs chargeable to LKS for administration and shall equal to * of GNE's MARKETING COSTS and SALES
COSTS.
      1.2 The term "AFFILIATE" as applied to GNE shall mean any company or other legal entity in whatever country organized, owned or controlled by GNE. The term "control" means ownership or control, directly or indirectly, of at least fifty percent (50%) of the outstanding stock, voting rights or the right entitled to elect or appoint directors.
      1.3 The term "AGREEMENT YEAR" shall mean the twelve month period beginning on the EFFECTIVE DATE, and each subsequent twelve (12) month period thereafter.
      1.4 The term "ALLOCABLE OVERHEAD" shall mean costs incurred by GNE or for its account which are attributable to its supervisory, services, occupancy costs, corporate bonus (to the extent not charged directly to department), and its payroll, information systems, human relations or purchasing functions and which are allocated to company departments based on space occupied or head count or other activity-based method. ALLOCABLE OVERHEAD shall not include any costs attributable to general corporate activities including, by way of example, executive management, investor relations, business development, legal affairs and finance.
      1.5 The term "CABILLY PATENTS" shall mean US Patent No. 4,816,567 issued March 28, 1989 and any and all patents maturing from applications that are


-------------------
*Confidential treatment requested; material has been omitted and filed separately with the Commission.


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divisionals, continuations or continuations-in-part of the parent application or otherwise claim priority, directly or indirectly, from the priority document or documents on which the disclosure of any of the foregoing is based; all non-United States counterparts, including inventors' certificates, of any of the foregoing, and any reissues or extensions of any of the foregoing.
      1.6 The term "COLLABORATION" shall have the meaning set forth in Section 5.1.
      1.7 The term "COMBINATION PRODUCT ADJUSTMENT" shall mean the following: in the event a LICENSED PRODUCT is sold in the form of a combination product containing one or more active ingredients in addition to a LICENSED PRODUCT, ROYALTY-BEARING SALES or NET SALES for such combination product will be adjusted by multiplying actual ROYALTY-BEARING SALES, or NET SALES as applicable, of such combination product by the fraction A/(A+B) where A is the invoice price of the LICENSED PRODUCT, if sold separately, and B is the invoice Price of any other active component or components in the combination, if sold separately. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, ROYALTY-BEARING SALES or NET SALES shall be calculated by multiplying actual ROYALTY-BEARING SALES or NET SALES of such combination product by the fraction A/C where A is the invoice price of the LICENSED PRODUCT if sold separately, and C is the invoice price of the combination product. If, on a country-by-country basis, neither the LICENSED PRODUCT nor the other active component or components of the combination product is sold separately in said

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country, ROYALTY-BEARING SALES or NET SALES shall be determined by the Parties in good faith.
      1.8 The term "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 4.1.
      1.9 The term "COST OF SALES" shall mean the sum of (a): the cost of goods produced, determined in accordance with generally accepted accounting principles in the United States as consistently applied by GNE, including but not limited to direct labor, material and product testing costs as well as Allocable Overhead, (b) any allocable intellectual property acquisition and licensing costs, and (c) any other costs borne by GNE for the transport, customs, clearance and storage of LICENSED PRODUCT (e.g., freight, duties, insurance and warehousing).
      1.10 The term "DEADLOCK" shall have the meaning set forth in Section 5.4.
      1.11 The term "DEVELOPMENT" shall mean the performance by either party hereto of preclinical and clinical activities necessary for the development and registration of a LICENSED PRODUCT throughout the TERRITORY and/or the OPTION TERRITORY, if applicable, including, but not limited to, genetic engineering, cell line development, process development, formulations, assays and validation, testing and development in accordance with Good Laboratory, Clinical and Manufacturing Practices insofar as the same are reasonably necessary to obtain REGULATORY APPROVAL performed by either party hereto in accordance with the DEVELOPMENT PLAN.
      1.12 The term "DEVELOPMENT COMMITTEE" shall have the meaning set forth in
Section 5.2.

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      1.13 The term "DEVELOPMENT PLAN" shall mean the written plan attached hereto and made a part hereof as Exhibit A, as modified from time to time by the parties,
      1.14 The term "DISTRIBUTION COSTS" shall mean the costs, including ALLOCABLE OVERHEAD, specifically identifiable to the distribution of a LICENSED PRODUCT including customer services, collection of data of sales to hospitals and other end users (e.g., DDD sales data), order entry, billing, credit and collection and returns.
      1.15 The term "DRUG APPROVAL APPLICATION" shall mean an application for REGULATORY APPROVAL required for commercial sale or use of a LICENSED PRODUCT as a drug in the FIELD in a regulatory jurisdiction.
      1.16 The term "EU" shall mean the countries of the European Union as of the EFFECTIVE DATE.
      1.17 The term "FIELD" shall mean any human therapeutic or prophylactic use of a LICENSED PRODUCT.
      1.18 The term "FIRST COMMERCIAL SALE" shall mean in each country of the TERRITORY, the first sale to a THIRD PARTY, in connection with a general introduction of any LICENSED PRODUCT by GNE, its AFFILIATES or SUBLICENSEES following REGULATORY APPROVAL for the country in which the sale is to be made and, when REGULATORY APPROVAL is not required, the first sale in that country in connection with the general introduction of a LICENSED PRODUCT in that country.
      1.19 The term "FDA" shall mean the United States Food and Drug Administration.

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      1.20 The term "GNE PATENTS" shall mean any United States patent application, including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue, re-examination or extension thereof, including GNE's interest in JOINT PATENTS which is owned by or licensed to GNE and in and to which GNE has a transferable interest during the term of this Agreement insofar as it contains one or more claims to GNE TECHNOLOGY.
      1.21 The term "GNE TECHNOLOGY" shall mean information and materials, including but not limited to, inventions, whether patentable or not, pharmaceutical, chemical and biological products, technical and non-technical data and information relating to the results of tests, assays, methods, and processes, and drawings, plans, diagrams and specifications and/or other documents containing such information and data owned by GNE or to which GNE has a transferable interest on the EFFECTIVE DATE and/or prior to termination of this Agreement and which are necessary or useful for the manufacture, use or sale of a LICENSED PRODUCT in the FIELD.
      1.22 The term "GROSS SALES" shall mean the gross amount invoiced by GNE or its AFFILIATES or permitted SUBLICENSEES for sales of a LICENSED PRODUCT to THIRD PARTIES in the OPTION TERRITORY.
      1.23 The term "IBD" shall have the meaning set forth in Section 5.1.

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      1.24 The term "JOINT PATENTS" shall have the meaning set forth in Section
5.11(b)(ii).
      1.25 The term "LDP-02" small mean the anti-alpha 4/beta 7 (MadCAM receptor) monoclonal antibody with the amino acid sequence set forth in Exhibit B attached hereto and made a part hereof.
      1.26 The term "LICENSED PRODUCT(S)" shall mean LDP-02, any monoclonal antibody that binds to MadCAM or alpha 4/beta 7 integrin and any fragment, subunit, derivative or variant of either antibody, including the DNA encoding such products for use in the FIELD. During the COLLABORATION, LKS will not develop or commercialize any monoclonal antibody product competitive with a LICENSED PRODUCT as described in the foregoing sentence.
      1.27 The term "LKS PATENTS" shall mean any United States patent application, including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue, re-examination or extension thereof, including LKS's interest in JOINT PATENTS which is owned by or licensed to LKS and in and to which LKS has a transferable interest during the term of this Agreement insofar as it contains one or more claims to LKS TECHNOLOGY. The LKS PATENTS in effect on the EFFECTIVE DATE are set forth in Exhibit C, attached hereto and made a part hereof.
      1.28 The term "LKS TECHNOLOGY" shall mean information and materials, including but not limited to, inventions, whether patentable or not, pharmaceutical, chemical and biological products, technical and non-technical data and information relating to the results of tests, assays, methods, and

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processes, and drawings, plans, diagrams and specifications and/or other documents containing such information and data owned by LKS or to which LKS has a transferable interest on the EFFECTIVE DATE and/or during the term of this Agreement and which are necessary or useful for the manufacture, use or sale of a LICENSED PRODUCT in the FIELD.
      1.29 The term "LOAN AGREEMENT" shall have the meaning set forth in
Section 5.6.
      1.30 The term "MARKETING COSTS" shall mean the costs, excluding ALLOCABLE OVERHEAD, of marketing, promotion, advertising, professional education, product related public relations, relationships with opinion leaders and professional societies, market research, healthcare economics studies and other similar activities directly related to the LICENSED PRODUCT. Such costs will include both internal costs (e.g., salaries, benefits, supplies and materials, etc.) as well as outside services and expenses (e.g., consultants, agency fees, meeting costs, etc.). MARKETING COSTS shall also include activities related to obtaining reimbursement from payers and costs of sales and marketing data.
      1.31 The term "NET SALES" shall mean Gross Sales less the sum of (a), (b) and (c) where (a) is a provision, determined under generally accepted accounting principles in the United States, for (i) trade, cash and quantity discounts or rebates (other than price discounts granted at the time of invoicing and which are included in the determination of Gross Sales), (ii) credits or allowances given or made for rejection or return of, and for uncollectible amounts on, previously sold products or for retroactive price

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reductions (including Medicare and similar types of rebates), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount, as adjusted for rebates and refunds, (iv) charges for freight and insurance directly related to the distribution of LICENSED PRODUCTS, and (v) credits or allowances given or made for wastage replacement, indigent patient and any other sales programs, (b) is a periodic adjustment of the provision determined in (a) to reflect amounts actually incurred for (i) through (v) and
(c) is the Combination Product Adjustment.
      1.32 The term "OPERATING PROFIT OR LOSS" shall mean NET SALES less the following items: COST OF SALES, MARKETING COSTS, SALES COSTS, POST APPROVAL DEVELOPMENT COSTS, OTHER OPERATING INCOME/EXPENSE, DISTRIBUTION COSTS and ADMINISTRATIVE COSTS, for a given period, and all of the foregoing only as they relate to the OPTION TERRITORY.
      1.33 The term "OPTION" shall mean the profit sharing option described in
Section 7.2(c).
      1.34 The term "OPTION TERRITORY" shall mean, if the OPTION is timely exercised, the United States. Otherwise the United States shall be included in the TERRITORY. If the OPTION is not timely exercised there shall not be an OPTION TERRITORY.
      1.35 The term "OTHER OPERATING INCOME/EXPENSE" shall mean other operating income or expense from or to THIRD PARTIES which is not part of the primary business activity of GNE, but is reasonably considered by GNE as income or expense related to LICENSED PRODUCTS and limited to the following:

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           -       Inventory Write-Offs
           -       Patent Costs
           -       Product liability insurance
           -       Indemnification   costs  (as   defined   in
Section 9.2 of this Agreement)

      1.36 The term "OTHER ROYALTIES" shall have the meaning set forth in
Section 7.3.
      1.37 The term "OTHER PARTY AGREEMENTS" shall have the meaning set forth in Section 3.3.
      1.38 The term "PATENT COSTS" shall mean the fees and expenses paid to outside legal counsel and experts, and filing, prosecution and maintenance expenses, incurred after the EFFECTIVE DATE in connection with the establishment and maintenance of rights under patents covering any LICENSED PRODUCT, including costs of patent interference, reexamination, reissue, opposition and revocation proceedings.
      1.39 The term "PATENT RIGHT(S)" shall mean individually and collectively , GNE PATENTS, LKS PATENTS and JOINT PATENTS.
      1.40 The term "PHASE III CLINICAL TRIAL" shall mean a pivotal clinical trial designed to demonstrate statistically whether the LICENSED PRODUCT is safe and effective for use in treating IBD in a manner sufficient to obtain REGULATORY APPROVAL.
      1.41 The term "POST-APPROVAL DEVELOPMENT COSTS" shall mean all costs incurred after first REGULATORY APPROVAL of a LICENSED PRODUCT in the OPTION TERRITORY for any development activities related to such LICENSED PRODUCT or any subsequent LICENSED PRODUCT to be developed by the parties. POST-APPROVAL DEVELOPMENT COSTS in the OPTION TERRITORY for any post approval clinical trial

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shall include all expenses for compensation, benefits and travel and other employee-related expenses, as well as data management, statistical designs and studies, document preparation, and other expenses associated therewith. If additional indications or any new REGULATORY APPROVAL are sought for a LICENSED PRODUCT by the parties in the OPTION TERRITORY, POST-APPROVAL DEVELOPMENT COSTS shall include but are not limited to (i) all costs for research and development, including manufacturing, required to initiate and support clinical trials, (ii) costs of clinical studies for a LICENSED PRODUCT conducted internally or by individual investigators, or consultants directed toward obtaining and/or maintaining REGULATORY APPROVAL of a LICENSED PRODUCT for such additional indication in the OPTION TERRITORY, (iii) costs for preparing, submitting, reviewing or developing data or information for the purpose of submission to the FDA to obtain and/or maintain REGULATORY APPROVAL of a LICENSED PRODUCT for such additional indication or new indication in the OPTION TERRITORY, (iv) costs incurred after REGULATORY APPROVAL of a LICENSED PRODUCT in the OPTION TERRITORY in support of post-launch clinical studies for the LICENSED PRODUCT, and (v) any related costs of process development, scale-up, quality control and quality assurance and recovery (including allocable depreciation and plant operating costs). POST-APPROVAL DEVELOPMENT COSTS shall include ALLOCABLE OVERHEAD in accordance with Generally Accepted Accounting Principles as consistently applied by GNE.

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      1.42 The term "PRE-APPROVAL DEVELOPMENT COSTS" shall mean all expenses incurred after SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION and through the first REGULATORY APPROVAL of a LICENSED PRODUCT in the U.S. for all development activities related to such LICENSED PRODUCT. PRE-APPROVAL DEVELOPMENT EXPENSES shall include but not be limited to (i) expenses related to research, pre-clinical studies, development, manufacturing and related activities, required to initiate and support clinical trials, including all costs of LICENSED PRODUCTS used for such trials, (ii) expenses related to clinical studies of LICENSED PRODUCTS including any incidental expenses and overhead paid to clinical investigators and their institutions, (iii) expenses related to preparing, submitting, reviewing or developing data or information for the purpose of filing submissions to the FDA to obtain REGULATORY APPROVAL of a LICENSED PRODUCT, and (iv) expenses related to process development, scale-up, quality control and quality assurance, recovery and formulation work (such permitted expenses are to include ALLOCABLE OVERHEAD). All PRE-APPROVAL DEVELOPMENT EXPENSES shall include ALLOCABLE OVERHEAD pursuant to Generally Accepted Accounting Principles as consistently applied by GNE..
      1.43 The term "REGULATORY APPROVAL" shall mean any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture and sale of a LICENSED PRODUCT in a regulatory jurisdiction.

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      1.44 The term "REPORTS" shall mean, to the extent applicable to the party performing activities under the DEVELOPMENT PLAN, copies of minutes of all meetings with the FDA, copies of all Investigational New Drug Applications filed for a LICENSED PRODUCT excluding the Chemistry, manufacturing and Controls sections and related updates, copies of all investigator brochures, copies of all clinical study protocols (prior to submission to the FDA), notice of when the first and last patients in a clinical trial have first been treated with LICENSED PRODUCT and received their last treatment with LICENSED PRODUCT in such clinical trial, copies, including a draft copy, of any interim clinical trial analyses, and the final report on any clinical trial.
      1.45 The terms "RESULTS"; "LKS RESULTS"; "GNE RESULTS" and "JOINT
RESULTS" shall have the meanings set forth in Section 5.10.
      1.46 The term "ROCHE AFFILIATE" as applied to ROCHE HOLDING LTD, a Swiss corporation, shall mean any company or other legal entity other than ROCHE HOLDING LTD and GNE and its AFFILIATES in whatever country organized, controlling, controlled by or under common control with ROCHE HOLDING LTD. The term "control" means possession of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.
      1.47 The term "ROYALTY-BEARING SALES" shall mean the gross amount invoiced by GNE, its AFFILIATES and its permitted SUBLICENSEES for sales to an unrelated THIRD PARTY of a LICENSED PRODUCT in the TERRITORY, less (i) trade, cash and quantity discounts or rebates, (ii) credits or allowances given or made for rejections or return of, and for uncollectible amounts on, previously

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sold products or for retroactive price reductions (including rebates similar to
Medicare), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount, as adjusted for rebates and refunds, (iv) charges for freight and insurance directly related to the distribution of LICENSED PRODUCTs (to the extent not paid by the THIRD PARTY customer), and (v) credits or allowances given or made for wastage replacement, indigent patient and similar programs (but only to the extent such amounts were included in the gross amount invoiced). The amount obtained by deducting (i) through (v) from the gross amount invoiced shall then be adjusted by the COMBINATION PRODUCT ADJUSTMENT, if applicable.
      1.48 The term "SALES COSTS" shall mean costs, including ALLOCABLE OVERHEAD, specifically identifiable to the sales of LICENSED PRODUCTs to all markets in the OPTION TERRITORY including the managed care market. SALES COSTS shall include costs associated with sales representatives, including compensation, benefits and travel, supervision and training of the sales representatives, sales meetings, other sales expenses, and the start-up costs associated with GNE's sales force, including recruiting, relocation and other similar costs.
      1.49 The term "SPA" shall have the meaning set forth in Section 7.1.
      1.50 The term "SUBLICENSEE" shall mean any non-AFFILIATE THIRD PARTY licensed by GNE to make, have made, import, use or sell any LICENSED PRODUCT.

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      1.51 The term "SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION" shall mean the date when both of the following have occurred (i) one or more Phase II clinical trials are completed for the LICENSED PRODUCT which demonstrate its safety and efficacy, including statistical evaluation of the results, such that both parties agree that sufficient data has been generated to proceed to a Phase III Clinical Trial and the Phase II clinical results are likely to be confirmed in a PHASE III CLINICAL TRIAL, and (ii) the parties have met with the U.S. FDA and the FDA has provided guidance regarding the design of the PHASE III CLINICAL TRIAL and has not given any reason why the PHASE III CLINICAL TRIAL should not be initiated.
      1.52 The term "TERRITORY" shall mean the entire world, excluding the United States, if the OPTION is timely exercised.
      1.53 The term "THIRD PARTY(IES)" shall mean a person or entity who or which is not a party hereto.
      1.54 The term "WARRANT" shall have the meaning set forth in Section 7.1.
      1.55 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

      SECTION 2 - GRANT.
      2.1 LKS hereby grants to GNE and GNE accepts from LKS an exclusive, even as to LKS, and subject to Section 7.2(c), royalty bearing right and license under LKS' interest in LKS TECHNOLOGY, LKS PATENTS and JOINT PATENTS to make,

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have made, use, sell, have sold, offer to sell or import LICENSED PRODUCTS in the TERRITORY and the OPTION TERRITORY, if applicable.
      2.2 (a) Subject to Paragraphs 2.2(b) GNE shall be entitled to sublicense THIRD PARTIES, including AFFILIATES, with the consent of LKS (which consent shall not be unreasonably withheld); provided that GNE shall be entitled, without the consent of LKS, to sublicense Roche Holding Ltd, a Swiss corporation and ROCHE AFFILIATES. In the case of a license which has been sublicensed to AFFILIATES or SUBLICENSEES, such AFFILIATES or SUBLICENSEES shall be bound by all applicable terms and conditions of this Agreement. GNE shall advise LKS of any sublicense and provide LKS with a copy of any sublicense (with financial terms, GNE or THIRD PARTY technical information, and other matters unrelated to the sublicense of the rights hereunder redacted) within sixty (60) days of execution of such sublicense.
      (b) GNE shall guarantee and be responsible for the payment of all royalties and other compensation due hereunder and the making of reports under this Agreement by reason of sales of any LICENSED PRODUCTS by its AFFILIATES and SUBLICENSEES and their compliance with all applicable terms of this Agreement. Performance or satisfaction of any obligations of GNE under this Agreement by any of its AFFILIATES or SUBLICENSEES shall be deemed performance or satisfaction of such obligations by GNE.
      2.3 GNE agrees to use LKS TECHNOLOGY and the LKS PATENTS only for the manufacture, use or sale of LICENSED PRODUCTS and only and to the extent licensed under this Agreement. Upon termination of this Agreement or of the rights and licenses granted to GNE in any country by LKS, pursuant to Sections

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12.2 and 12. 3, GNE agrees not to use the LKS TECHNOLOGY and LKS PATENTS or information or technology derived therefrom for the manufacture, use or sale of LICENSED PRODUCTS in any country by LKS other than those countries in which GNE retains a license under this Agreement.
      SECTION 3 - Due Diligence.
      3.1 Consistent with the DEVELOPMENT PLAN, LKS shall initiate and diligently use its best efforts to develop LICENSED PRODUCTS from the EFFECTIVE DATE through SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION. LKS shall provide the REPORTS to GNE in a timely manner and shall provide GNE with any additional information reasonably requested by GNE with regard to development of LICENSED PRODUCTS.
      3.2 Consistent with the DEVELOPMENT PLAN, GNE shall initiate and diligently use its best efforts to develop and seek REGULATORY APPROVAL for LICENSED PRODUCTS after the SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION and continue to use its best efforts to manufacture, market and sell LICENSED PRODUCTS.
           (i) From the SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION through the first REGULATORY APPROVAL in the United States or any country within the countries of the EU, GNE shall provide REPORTS to LKS in a timely manner. In addition, GNE shall provide LKS with any additional information reasonably requested by LKS with regard to development of LICENSED PRODUCTS.

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           (ii) Upon SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION for the
first LICENSED PRODUCT, GNE shall (i) initiate a PHASE III CLINICAL TRIAL for such LICENSED PRODUCT consistent with the DEVELOPMENT PLAN as soon as practicable after SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION, and (ii) use its best efforts to file simultaneously for REGULATORY APPROVAL for such LICENSED PRODUCT in the United States and the EU.
           (iii) As part of GNE's obligations under this Section, GNE shall provide to LKS, both prior to and after marketing LICENSED PRODUCT, its marketing plans and sales forecasts for each LICENSED PRODUCT to be sold in the TERRITORY and/or OPTION TERRITORY, if applicable.
      3.3 (a) To the extent LKS TECHNOLOGY and/or LKS PATENT RIGHTS licensed to GNE under this Agreement have been licensed by LKS from a THIRD PARTY under an agreement with such party ("OTHER PARTY AGREEMENT(S)"), GNE understands and agrees as follows:
           (i) The rights licensed to GNE by LKS are subject to the terms, limitations, restrictions and obligations of the OTHER PARTY AGREEMENT(S). GNE will comply with the applicable sublicense terms, obligations, limitations and restrictions of the OTHER PARTY AGREEMENT(S), except that GNE shall have no financial obligations under such OTHER PARTY AGREEMENT.
           (ii) A list of the OTHER PARTY AGREEMENTS is set forth in Exhibit D, attached hereto, and made a part hereof.

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           (b) LKS shall maintain the OTHER PARTY AGREEMENTS in full force and effect to the extent necessary to maintain GNE's rights sublicensed hereunder. LKS shall not intentionally terminate any of the OTHER PARTY AGREEMENTS without notifying GNE of its intention to do so and permitting GNE, if it desires to do so, to enter into an agreement with the other party continuing the OTHER PARTY AGREEMENTS on substantially the same terms in effect prior to such termination. In addition, if GNE requests, LKS will use its best efforts to amend the OTHER PARTY AGREEMENTS to ensure that GNE will enjoy the full benefits of this Agreement, including sublicense rights.

      SECTION 4 - CONFIDENTIALITY AND ADVERSE EXPERIENCES.
      4.1  During   the   term  of  this   Agreement,   it  is
contemplated that each party may disclose to the other, proprietary and confidential technology, inventions, technical information, material, reagents, biological materials and the like which are owned or controlled by the party providing such information or which that party is obligated to maintain in confidence and which is designated by the party providing such information as confidential ("CONFIDENTIAL INFORMATION"). Each party shall have the right to refuse to accept the other party's Confidential Information. For seven (7) years from the initial receipt of the specific CONFIDENTIAL INFORMATION, each party agrees not to disclose and to maintain the CONFIDENTIAL INFORMATION in strict confidence, to cause all of its agents, representatives and employees to maintain the disclosing party's CONFIDENTIAL INFORMATION in confidence and not

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to disclose any such CONFIDENTIAL INFORMATION to a third party without the prior written consent of the disclosing party and not to use such CONFIDENTIAL INFORMATION for any purpose other than as licensed under this Agreement.
      4.2 The obligations of confidentiality will not apply to information which:
           (i) was known to the receiving party or generally known to the public prior to its disclosure hereunder through no fault of the disclosing party or any agent, representative or employee thereof; or
           (ii) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and/or laying open to inspection of any patent applications or patents;
           (iii) is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure and who is not under an obligation of confidentiality to the disclosing party;
           (iv) is required by law, rule, regulation or bona fide legal process to be disclosed, provided that the disclosing party takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the non-disclosing party; or
           (v) is approved for release by the parties.
           (vi) is developed by the receiving party independent of the CONFIDENTIAL INFORMATION received hereunder.
      4.3 The obligations of Section 4.1 notwithstanding, GNE or LKS, as the case may be, may disclose the CONFIDENTIAL INFORMATION licensed hereunder, to THIRD PARTIES who (i) need to know the same in order to secure REGULATORY APPROVAL or file, prosecute or maintain patent applications with respect to LICENSED PRODUCT, (ii) who need to know the same in order to work towards the commercial development of LICENSED PRODUCT, including SUBLICENSEES and potential SUBLICENSEES, or (iii) who are approved by LKS or GNE, as the case may be, provided that such parties are bound by obligations of confidentiality and non-use at least as stringent as set forth herein.
      4.4 Adverse Drug Events. The parties recognize that the holder of a DRUG APPROVAL APPLICATION may be required to submit information and file reports to various governmental agencies on compounds under clinical investigation, compounds proposed for marketing, or marketed drugs. Information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new drug. In addition, supplemental information must be provided on compounds at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, each party agrees to:
           (a) provide to the other for initial and/or periodic submission to government agencies significant information on the drug from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the compound;
           (b) in connection with investigational drugs, report to the other within three (3) days of the initial receipt of a report of any unexpected or serious experience with the drug, or sooner if required for either party to comply with regulatory requirements; and

           (c) in connection with marketed drugs, report promptly to the other any adverse experience with the drug that is serious and unexpected. Serious adverse experiences mean any experience that suggests a significant hazard, contra-indication, side effect or precaution, or any experience that is fatal or life threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer, or overdose. An unexpected adverse experience is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the U.S. labeling for the drug. Each party also agrees that if it contracts with a THIRD PARTY for research to be performed by such THIRD PARTY on the drug, that party agrees to require such THIRD PARTY to report to contracting party the information set forth in subparagraph (a), (b), and (c) above. Non-compliance with this Section 4.5(c) shall not be deemed a material breach of this Agreement.

      SECTION 5 - DEVELOPMENT COLLABORATION.
      5.1 Object. Upon the EFFECTIVE DATE, a DEVELOPMENT collaboration shall be established to develop and commercialize the first LICENSED PRODUCT (the "COLLABORATION"). The DEVELOPMENT PLAN set forth in Exhibit A sets forth the plan and the budget as of the EFFECTIVE DATE for development of the first LICENSED PRODUCT through SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION and shall include the work to be performed. The initial clinical indication to be pursued for the first LICENSED PRODUCT shall be Inflammatory Bowel Disease ("IBD") and the initial LICENSED PRODUCT to be developed shall be LDP-02. GNE and LKS agree to support and fund the DEVELOPMENT in accordance with the DEVELOPMENT PLAN and budget and the terms and conditions set forth below.
      5.2  Oversight of the DEVELOPMENT
           (a) Oversight. The COLLABORATION will be overseen and monitored by the Committee described herein (the "DEVELOPMENT COMMITTEE").
           (b) Membership. As soon as practical after the EFFECTIVE DATE, LKS and GNE shall each appoint three (3) persons (or such other number of persons as the parties may determine) to serve on the DEVELOPMENT COMMITTEE. Such representatives will be qualified, by reason of background and experience, to assess the scientific progress of the DEVELOPMENT. Each party will have the right to change its representation on the DEVELOPMENT COMMITTEE upon written notice sent to the other.
           (c) Chair. The DEVELOPMENT COMMITTEE will be chaired by one representative of each party as follows: Until the SUCCESSFUL COMPLETION OF PHASE II CLINICAL TRIAL with a LICENSED PRODUCT as described in Section 5.5, the DEVELOPMENT COMMITTEE will be chaired by a representative of LKS. Thereafter, the DEVELOPMENT COMMITTEE will be chaired by a representative of GNE.

           (d) Responsibilities. The DEVELOPMENT COMMITTEE will have authority to:

           (i) review the DEVELOPMENT PLAN and approve any revisions to such DEVELOPMENT PLAN for each AGREEMENT YEAR for LDP-02 for IBD, including the clinical strategy, budget, technical criteria for clinical success and a timeline for clinical development; and
           (ii) make recommendations regarding the performance and the conduct of the DEVELOPMENT PLAN and monitor performance thereunder;
      5.3 Meetings. The DEVELOPMENT COMMITTEE will meet not less than two (2) times a year, at such dates, times and places as agreed to by the parties. All decisions made or actions taken by the DEVELOPMENT COMMITTEE will be made unanimously by its members with the LKS members cumulatively having one vote and the GNE members cumulatively having one vote each. The DEVELOPMENT COMMITTEE will prepare written minutes of each meeting and a written record of all decisions whether made at a formal meeting or not.
      5.4 Committee Deadlock. If, after exhaustive discussion of all available data and information, there are issues on which the DEVELOPMENT COMMITTEE cannot reach agreement because of a DEADLOCK (as hereinafter defined), such matters will be submitted to the President and CEO of both LKS and GNE or their officer designees. In the event agreement cannot be reached at this level, the DEADLOCK shall be resolved, in good faith, as follows: (i) by LKS through the SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION and (ii) thereafter by GNE. Notwithstanding the foregoing, a DEADLOCK with respect to the number of patients required for SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION and/or an increase in the line of credit provided by GNE above $15 million dollars shall be resolved by mutual agreement of the parties.

      For the purpose of this Section 5.4, "DEADLOCK" will mean, (i) with respect to any matter considered and voted upon by the DEVELOPMENT COMMITTEE, that one party votes in favor of such matter and the other party does not vote in favor of such matter or (ii) a quorum cannot be established for the Committee to vote on a matter.
      5.5 Development Responsibilities. LKS shall be responsible, at its expense, to carry out DEVELOPMENT pursuant to the DEVELOPMENT PLAN until SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION for a LICENSED PRODUCT. Upon SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION or at such time it is reasonably necessary to ensure a smooth transition to GNE's development responsibilities hereunder, LKS shall transfer or assign its IND for IBD and foreign equivalents thereof for the LICENSED PRODUCT to GNE. In addition, upon SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION, GNE and/or its AFFILIATES and SUBLICENSEES shall complete and be responsible for development and commercialization worldwide of such LICENSED PRODUCT, pursuant to the DEVELOPMENT PLAN covering GNE's activities in the COLLABORATION, including, without limitation, the filing of all DRUG APPROVAL APPLICATIONS. When GNE files a DRUG APPROVAL APPLICATION, LKS will provide reasonable assistance to GNE to make such filing. Each party understands, acknowledges and agrees that the collaboration is experimental and work under the DEVELOPMENT PLAN may not achieve the overall goals in any year or the overall goals of the DEVELOPMENT PLAN. Subject to the parties' due diligence obligations, neither party shall have liability with respect to any failure of the COLLABORATION to develop a LICENSED PRODUCT.
      5.6 Developmental Funding. In order to assist LKS to conduct its obligations under the DEVELOPMENT PLAN, GNE shall provide LKS with a $15-million-dollar line of credit, payable in accordance with a loan agreement between the parties entered into contemporaneously with this Agreement (the "LOAN AGREEMENT"). The parties initially believe that * patients are required for SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION. Should the parties agree that more than * patients will be required, GNE and LKS will mutually agree upon any increase in the size of the available line of credit, if necessary, for the incremental cost above the $15 million dollar credit limit for such additional patients required to complete LKS portion of the DEVELOPMENT PLAN.

      5.7 Manufacturing. LKS shall be responsible, at its expense, to make or have made all requirements of the initial LICENSED PRODUCT for pre-clinical studies and clinical studies through the first SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION. Thereafter, GNE shall be responsible for worldwide production of LICENSED PRODUCTS for all other clinical trials and commercial requirements. If GNE requests, LKS will provide GNE with the necessary cell lines and LKS TECHNOLOGY, free of charge, to manufacture LICENSED PRODUCT. In the event LKS is contracting manufacturing to a THIRD PARTY and in the event LKS determines


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*Confidential treatment requested; material has been omitted and filed separately with the Commission.

to change its contract manufacturer, LKS shall discuss such change with the DEVELOPMENT COMMITTEE before it makes such change, and obtain approval, not to be unreasonably withheld.
      5.8 Small Molecule Programs. The parties acknowledge that both GNE and LKS have independent small molecule alpha4/beta7 antagonist programs. The parties agree that these programs will be kept separate from this COLLABORATION and that the parties will not share with each other any aspect of development of their respective small molecule programs.
      5.9  Term and termination of the DEVELOPMENT COMMITTEE.
      The DEVELOPMENT COMMITTEE will cease its activities upon receipt of REGULATORY APPROVAL to sell the initial LICENSED PRODUCT in the United States and the EU. However, the COLLABORATION will continue so long as GNE is developing additional LICENSED PRODUCTS or further indications for the initial LICENSED PRODUCT.
      5.10 Results of the Development Collaboration.
           (a) All right, title and interest in and to any new or useful process, manufacture, compound or composition of matter, materials, information, data, inventions and know-how, patentable or unpatentable, or any improvement thereof, conceived or first reduced to practice, or demonstrated to have utility during the conduct of the COLLABORATION (the "RESULTS"), and any patent applications or patents based thereon, solely by employees or others acting on behalf of LKS shall be owned solely by LKS ("LKS RESULTS"), and solely by employees or others acting on behalf of GNE shall be owned solely by

GNE ("GNE RESULTS") in each case following the rules of inventorship pursuant to U.S. Patent law.
           (b) The Parties recognize that as a result of the COLLABORATION between GNE and LKS a joint invention may be made ("JOINT RESULTS"). In that event, the parties shall jointly own patents, inventor's certificates and applications therefor covering such JOINT RESULTS ("JOINT PATENTS"). Both GNE and LKS agree that such joint inventions will be jointly owned and GNE and LKS hereby agree to obligate their respective employee and consultant inventors to assign joint inventions jointly to GNE and LKS.
           (c) To the extent that any LKS RESULTS or JOINT RESULTS are necessary to make, have made, use or sell LICENSED PRODUCTS, LKS' interest in such RESULTS shall be included in LKS PATENTS and LKS TECHNOLOGY licensed to GNE in the TERRITORY and the OPTION TERRITORY, if applicable.

      SECTION 6 - PATENTS.
      6.1 All proposed publications or communications relating to the COLLABORATION and the RESULTS therefrom shall be reviewed and approved by the parties hereto prior to submission for publication. A party will, upon request by the other party, delay publication to enable patent rights to be perfected and CONFIDENTIAL INFORMATION of the other party to be deleted, but in no event shall such delay exceed sixty (60) days from the time the publication was submitted to the receiving party, unless there will be a material impairment of PATENT RIGHTS.

      6.2 (a) LKS shall disclose promptly to GNE the complete texts of all LKS PATENTS in existence on the EFFECTIVE DATE, which claim the manufacture, use or sale of a LICENSED PRODUCT as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any such LKS PATENT. LKS agrees to keep GNE promptly and fully informed of the course of patent prosecution or other proceedings of such LKS PATENTS including by providing GNE with copies of substantive communications, search reports and THIRD PARTY observations submitted to or received from patent offices.
           (b) All reasonable PATENT COSTS which LKS will incur in the TERRITORY after the EFFECTIVE DATE for LKS PATENTS in existence on the EFFECTIVE DATE shall be reimbursed one-half by GNE within forty-five (45) days of receipt of an invoice reasonably describing the services performed provided, however, that (i) GNE and LKS shall mutually agree as to which countries within the TERRITORY to file, prosecute and maintain LKS PATENTS, and (ii) GNE shall have an equal say over all material matters related to the filing, prosecution and maintenance of the LKS PATENTS. All reasonable PATENT COSTS that LKS incurs after the EFFECTIVE DATE for such LKS PATENTS in the OPTION TERRITORY shall be reimbursed one-half by GNE as provided herein until the date of REGULATORY APPROVAL in the OPTION TERRITORY. Thereafter such PATENT COSTS shall be charged to OTHER OPERATING INCOME EXPENSE only if the OPTION is timely exercised, otherwise such PATENT COSTS shall continue to be paid by LKS and reimbursed one-half by GNE.
           (c) GNE shall have the right to assume responsibility for prosecution of any LKS PATENT or any part of any such LKS PATENT which LKS intends to abandon or otherwise cause or allow to be forfeited provided that the claims of such LKS PATENT covers LICENSED PRODUCT or any aspect of the manufacture, use or sale of LICENSED PRODUCTS.
           (d) GNE shall have no liability for reimbursing LKS for PATENT COSTS incurred by LKS prior to the EFFECTIVE DATE nor for LKS PATENTS (except JOINT PATENTS) filed by LKS but not in existence on the EFFECTIVE DATE.
           (e) GNE shall have the right to cause LKS to file divisional applications under LKS PATENTS for which GNE is providing reimbursement and which relate to subject matter that GNE, at its discretion, believes is important or essential to the manufacture, use or sale of LICENSED PRODUCT, and to share equally with LKS the PATENT COSTS of prosecution and maintenance of that subject matter. Subject matter not deemed important to GNE may be returned to LKS and prosecution and maintenance costs will be borne solely by LKS for the returned subject matter.
      6.3 (a) GNE shall have the first right for JOINT PATENTS and the sole right for GNE PATENTS, using in-house or outside legal counsel selected at GNE's sole discretion, to prepare, file, prosecute, maintain and obtain extensions of GNE PATENTS or JOINT PATENTS in countries of GNE's choice throughout the TERRITORY and in the OPTION TERRITORY, including the naming of

LKS inventors where appropriate in the case of JOINT PATENTS. GNE shall bear the PATENT COSTS relating to such activities in the TERRITORY and in the OPTION TERRITORY. Such PATENT COSTS in the OPTION TERRITORY after REGULATORY APPROVAL in the United States shall be charged by GNE to OTHER OPERATING INCOME/EXPENSE if the OPTION is timely exercised. GNE shall use reasonable efforts to solicit LKS's advice and review of the nature and text of JOINT PATENTS and material prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and GNE shall consider in good faith LKS's reasonable comments related thereto.
           (b) LKS shall have the first right, using in-house or outside legal counsel selected at LKS's sole discretion, to prepare, file prosecute, maintain and obtain extensions of LKS PATENTS filed after the EFFECTIVE DATE in the OPTION TERRITORY and in countries of LKS' choice in the TERRITORY. LKS shall take into account GNE's reasonable comments related to such actions. All reasonable PATENT COSTS related to preparing, filing, prosecuting, maintaining and extending such LKS PATENTS shall be paid by LKS and after REGULATORY APPROVAL in the United States, such PATENT COSTS which relate to the OPTION TERRITORY may be charged by LKS to OTHER OPERATING INCOME/EXPENSE if the OPTION is timely exercised, otherwise such PATENT COSTS shall continue to be paid by LKS.
           (c) If GNE, prior or subsequent to filing any JOINT PATENTS, elects not to file, prosecute or maintain JOINT PATENTS or any claims encompassed by such JOINT PATENTS, GNE shall give LKS notice thereof within a reasonable period prior to allowing such JOINT PATENTS or such claims encompassed by such JOINT PATENTS to lapse or become abandoned or unenforceable, and LKS shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain JOINT PATENTS or such claims encompassed by such JOINT PATENTS concerning all such inventions and discoveries in countries of its choice throughout the world. If LKS, prior or subsequent to filing LKS PATENTS, elects not to file, prosecute or maintain such LKS PATENTS or any claims encompassed by such LKS PATENTS, LKS shall give GNE notice thereof within a reasonable period prior to allowing such LKS PATENTS or such claims encompassed by such LKS PATENTS to lapse or become abandoned or unenforceable, and GNE shall thereafter have the right, at its sole expense, to prepare, file prosecute and maintain such LKS PATENTS or certain claims encompassed by such LKS PATENTS concerning all such inventions and discoveries in countries of its choice throughout the world.
      Notwithstanding the foregoing, neither GNE for the JOINT PATENTS nor LKS for the LKS PATENTS may abandon any subject matter reasonably related to the manufacture, use or sale of a LICENSED PRODUCT, without the consent of the other party.
           (d) The party filing JOINT PATENTS shall do so in the name of and on behalf of both GNE and LKS. Each of LKS and GNE shall hold all information it presently knows or acquires under this Section 6 which is related to all such PATENT RIGHTS as confidential subject to the provisions of Section 4 of this Agreement.

      6.4 (a) In the event that a party becomes aware of significant actual or threatened infringement of an LKS PATENT or JOINT PATENT, anywhere in the world, that party shall promptly notify the other party in writing. GNE shall have the first right but not the obligation to bring an infringement action or file any other appropriate action or claim directly related to infringement of an LKS PATENT or a JOINT PATENT, wherein such infringement relates to LICENSED PRODUCT, against any THIRD PARTY and to use LKS's name in connection therewith. The costs of patent enforcement and related recoveries associated with the OPTION TERRITORY incurred by GNE shall be included in OTHER OPERATING INCOME/EXPENSE, if the OPTION has been timely exercised. Such patent enforcement costs in the TERRITORY shall be borne by GNE. If GNE does not commence a particular infringement action hereunder within ninety (90) days after it received such written notice, LKS, after notifying GNE in writing, shall be entitled to bring such infringement action or any other appropriate action or claim at its own expense and to use GNE's name in connection therewith. The party conducting such action shall consider in good faith the other party's comments on the conduct of such action. Recovery from any settlement or judgment from such action in the TERRITORY shall go first to reimburse the expenses of the parties in the infringement action and the remainder shall be shared by the parties in proportion to their respective economic interests in the specific LICENSED PRODUCT in the country subject to dispute. In any event, LKS and GNE shall assist one another and reasonably cooperate in any such litigation at the other's request without expense to the requesting party.

           (b) GNE shall have the sole right but not the obligation to bring an infringement action or file any other appropriate action or claim directly related to infringement of a GNE PATENT, wherein such infringement relates to LICENSED PRODUCT, against any THIRD PARTY and to use LKS' name in connection therewith. The costs of patent enforcement shall be incurred by and any related recovery shall be paid to GNE.
      6.5 If a THIRD PARTY asserts that a patent or other right owned by it is infringed by any LICENSED PRODUCT in the OPTION TERRITORY or TERRITORY, GNE will be solely responsible for deciding how and whether to defend against any such assertions; provided, however, that to the extent that any such infringement action is filed or threatened in the OPTION TERRITORY, GNE shall discuss its strategy with LKS and consider LKS' comments in good faith. The costs of any such action in the OPTION TERRITORY (including the costs of any judgment, award, decree or settlement) will be chargeable to OTHER OPERATING INCOME/EXPENSE, if the OPTION has been timely exercised. The costs of defending any such action in the TERRITORY (excluding the costs of any judgment, award, decree or settlement) will be paid by GNE. If GNE is required to make any payments to such THIRD PARTY as a result of such action, such payments shall be considered OTHER ROYALTIES as defined and described in Section 7.3.

      SECTION 7 - COMPENSATION.
      7.1 (a) Upon the EFFECTIVE DATE, GNE shall make an equity investment in LKS pursuant to a Securities Purchase Agreement ("SPA") and a Registration

Rights Agreement entered into by the parties contemporaneously with this Agreement.
           (b) Upon the EFFECTIVE DATE, LKS shall issue to GNE a warrant ("WARRANT") to purchase two-hundred and fifty thousand shares (250,000) of LKS common stock pursuant to the SPA and the WARRANT executed by the parties contemporaneously with this Agreement.
      7.2 (a) GNE shall pay the following amounts upon the occurrence of the following milestone events, which may be achieved by GNE through a SUBLICENSEE or AFFILIATE.
           (i) Upon the first REGULATORY APPROVAL in the United States of the initial LICENSED PRODUCT, GNE shall make a one-time payment to LKS of *;
           (ii) upon first REGULATORY APPROVAL of the initial LICENSED PRODUCT in the United Kingdom, Germany or France, GNE shall make a one-time payment to LKS of *.
      (b) As soon as practical after the SUCCESSFUL PHASE II CLINICAL TRIAL COMPLETION, GNE shall deliver to LKS a projected budget of the PRE-APPROVAL DEVELOPMENT COSTS.

      (c) After receipt by LKS of the budget provided in Section 7.2(b) LKS shall have the option during the next ninety (90)-days to elect to pay twenty-five percent (25%) of all subsequent PRE-APPROVAL DEVELOPMENT COSTS (the

___________________
*Confidential treatment requested; material has been omitted and filed separately with the Commission.

"OPTION"). If LKS timely exercises the OPTION and repays the loan in full, (1) LKS shall share in * of the OPERATING PROFIT OR LOSS relative to the LICENSED PRODUCT in the OPTION TERRITORY and (2) subject to Section 7.3, GNE shall pay LKS a royalty of * of ROYALTY-BEARING SALES of LICENSED PRODUCTS on the first * in annual ROYALTY-BEARING SALES in all countries of the TERRITORY (which shall exclude the United States) and * on greater than * annual ROYALTY-BEARING SALES in all countries of the TERRITORY (which shall exclude the United States). In addition, if the OPTION is timely exercised and Subject to Section 7.2(d), GNE will provide a loan to LKS of sufficient funds to cover its twenty-five percent (25%) of PRE-APPROVAL DEVELOPMENT COSTS on the terms set forth in the LOAN AGREEMENT. If the OPTION is not timely exercised and subject to Section 7.3, GNE shall pay LKS (i) a royalty of * of ROYALTY-BEARING SALES of LICENSED PRODUCTS on the first * in annual ROYALTY-BEARING SALES in the United States and * on annual ROYALTY-BEARING SALES in the United States greater than *; and
(ii) a royalty of * of ROYALTY-BEARING SALES of LICENSED PRODUCTS on the first
* in annual ROYALTY-BEARING SALES in all countries of the TERRITORY except the United States and * on greater than * annual ROYALTY-BEARING SALES in all countries of the TERRITORY except the United States. OPERATING PROFIT OR LOSS in the OPTION TERRITORY, if applicable, and royalties shall be payable on a country-by-country, LICENSED PRODUCT-by-LICENSED PRODUCT basis, for * from FIRST COMMERCIAL SALE in a country.


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*Confidential treatment requested; material has been omitted and filed separately with the Commission.

           (d) If a second PHASE III CLINICAL TRIAL is required for the first REGULATORY APPROVAL of a LICENSED PRODUCT, LKS may elect, within sixty (60) days following receipt from GNE of a revised budget for the revised PRE-APPROVAL DEVELOPMENT COSTS to continue to pay twenty-five percent (25%) of PRE-APPROVAL DEVELOPMENT COSTS, in which case, LKS shall continue to share in the OPERATING PROFIT OR LOSS for such LICENSED PRODUCT in the OPTION TERRITORY, if the loan is repaid in full. If LKS elects not to share in such costs, then LKS will be deemed to have elected not to share in such OPERATING PROFIT or LOSS and the royalty provisions in Section 7.2(c) shall be applicable thereto; provided, however, that in such instance LKS will repay all amounts previously loaned to LKS pursuant to the terms of the LOAN AGREEMENT.

      7.3 In the event that royalties are required to be paid by GNE or its AFFILIATES or SUBLICENSEES in a particular country to a THIRD PARTY who is not an AFFILIATE of GNE in such country in order for GNE or its AFFILIATES or SUBLICENSEES in such country to make, have made, use, import, offer for sale, sell or have sold a LICENSED PRODUCT without infringing such THIRD PARTY'S patents in such country and for which royalties are also due to LKS on ROYALTY-BEARING SALES pursuant to this Agreement (such royalties to such THIRD PARTY are hereinafter "OTHER ROYALTIES"), then the royalties to be paid to LKS in such country by GNE hereunder shall be reduced by * of the amount of such


-------------------
*Confidential treatment requested; material has been omitted and filed separately with the Commission.

OTHER ROYALTIES, but in no event shall any royalties payable to LKS under this Agreement be reduced by more than *.

      7.4 GNE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars relevant to its sales of LICENSED PRODUCTS that may be necessary for the purpose of calculating all royalties and other compensation payable to LKS. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the three (3) years next following the end of the calendar year to which each shall pertain, be open for inspection by an independent certified public accountant reasonably acceptable to GNE, upon reasonable notice during normal business hours at LKS's expense for the sole purpose of verifying royalty and other compensation statements or compliance with this Agreement. In the event the inspection determines that payments due LKS for any period have been underpaid by five percent (5%) or more, then GNE shall pay for all costs of the inspection. In all cases, GNE shall pay to LKS any underpaid royalties or other compensation promptly and with interest at the prime rate set forth in the Wall Street Journal, plus two percent (2%). In the event of an overpayment by GNE, LKS shall promptly refund that overpayment. All information and data reviewed in the inspection shall be used only for the purpose of verifying royalties and other



-------------------
*Confidential treatment requested; material has been omitted and filed separately with the Commission.

compensation due hereunder and shall be treated as GNE Confidential Information subject to the obligations of this Agreement. No audit by an agent of LKS shall occur more frequently than once during any twelve (12) month period.
      7.5 In each year the amount of royalty or other compensation due shall be calculated quarterly as of the end of each calendar quarter (each as being the last day of an "Accounting Period") and shall be paid quarterly within the sixty (60) days next following such date. Every such payment shall be supported by the accounting prescribed in Section 7.6 and shall be made in United States currency.
      7.6 With each quarterly payment, GNE shall deliver to LKS a full and accurate accounting to include at least the following information:
           (a) ROYALTY BEARING SALES for each LICENSED PRODUCT (by country), including a calculation explaining the deductions to reach ROYALTY BEARING SALES;
           (b) Total royalties payable to LKS; and
           (c) A calculation of the conversion of local currency sales to U.S. Dollars;
           (d) OPERATING PROFIT OR LOSS analysis of compensation due LKS in the U.S., if applicable. Accordingly, within sixty (60) days following the end of each calendar quarter, GNE shall (i) provide LKS with a report calculating OPERATING PROFIT or LOSS for the quarter, and (ii) pay LKS its share of any OPERATING PROFIT or bill LKS for its share of any OPERATING LOSS. If there is an OPERATING LOSS, LKS will pay GNE for LKS' portion of the OPERATING LOSS within thirty (30) days of receiving the OPERATING LOSS report.

      7.7 In each country where the local currency is blocked and cannot be removed from the country, at the election of LKS, royalties accrued in that country shall be paid to LKS in the country in local currency by deposit in a local bank designated by LKS or shall be paid to LKS on the ROYALTY BEARING SALES to the importer of the LICENSED PRODUCT in that country rather than on such sales in that country.
      7.8 For the purpose of computing ROYALTY-BEARING SALES for LICENSED PRODUCTS sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars in accordance with GNE's customary and usual translation procedures consistently applied. Such procedures shall, at LKS request, be provided to LKS
      7.9 LKS shall pay any and all taxes levied on account of, or measured exclusively by, any payment including royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, GNE will (i) deduct those taxes from the remittable amount, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to LKS within sixty
(60) days following that payment and reasonably cooperate with LKS, at LKS's expense, in any proceeding with such taxing authorities.

      SECTION 8 - REPRESENTATIONS AND WARRANTIES.
      8.1 Each party represents and warrants to the other party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate the terms of or cause a breach of any other agreement to which it is a party; and
(iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.
      8.2 LKS hereby represents and warrants to GNE that:
      (a) It is the owner of, or is the licensee of the proprietary information related to LICENSED PRODUCTS which it has provided to GNE under this Agreement, and accordingly has the right to grant licenses or sublicenses therefor.
      (b) LKS has not, and during the term of this Agreement, will not, grant any right to any THIRD PARTY relating to the LICENSED PRODUCT in the FIELD which would conflict with the rights granted to GNE hereunder.
      (c) Except pursuant to the Other Party Agreements, LKS is not obligated under any agreement with a THIRD PARTY to pay such THIRD PARTY royalties regarding the LICENSED PRODUCT.
      8.3 LKS agrees that during the term of the COLLABORATION, LKS will not develop, manufacture or sell a monoclonal antibody that competes with LICENSED PRODUCT.
      8.4 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR VALIDITY OF ANY LKS PATENT, GNE PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS.

      SECTION 9 - INDEMNIFICATION.
      9.1  Indemnification by GNE in the TERRITORY
           (a) GNE will defend, indemnify and hold harmless LKS, its AFFILIATES and licensors and their employees, agents, officers, trustees, shareholders and directors and each of them (the "LKS Indemnified Parties") from and against any and all THIRD PARTY claims, causes of action and costs (including reasonable attorney's fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against the LKS Indemnified Parties resulting from or arising out of the DEVELOPMENT, manufacture, sale or use of any LICENSED PRODUCT performed by GNE, its AFFILIATES or its SUBLICENSEES in the TERRITORY (other than those claims which result from the negligence or willful misconduct of an LKS Indemnified Party).
           Indemnification by LKS in the TERRITORY
       (b) LKS will defend, indemnify and hold harmless GNE, its AFFILIATES and SUBLICENSEES and their employees, agents, officers, shareholders and directors and each of them (the "GNE Indemnified Parties") from and against any and all THIRD PARTY claims, causes of action and costs (including reasonable attorney's fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against the GNE Indemnified Parties resulting from or arising out of the DEVELOPMENT, testing, manufacturing or use of any LICENSED PRODUCT performed by LKS or its AFFILIATES in the TERRITORY (other than those claims which result from the negligence or willful misconduct of a GNE Indemnified Party).

      Conditions to Indemnification in the TERRITORY
      (c)  A  person  or   entity   that   intends   to  claim
indemnification under this Section (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor may assume direction and control of the defense thereof (including the right to settle solely for monetary consideration) with counsel chosen by the Indemnitor whether or not such claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, at its own expense. The Indemnitor may not settle any claims for other than monetary consideration without the consent of the Indemnitee, which consent will not be unreasonably withheld. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section. The Indemnitee under this Section, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigations and defense of any action, claim or liability covered by this indemnification at the cost of the Indemnitor.
           OPTION TERRITORY Indemnification
      9.2 If applicable, each party hereby agrees to save, defend and hold the other party and its agents, officers, employees, directors, shareholders and AFFILIATES and SUBLICENSEES harmless from and against any and all THIRD PARTY claims, causes of action and costs (including reasonable attorneys fees) of any nature made or lawsuits or other proceedings filed or otherwise instituted against each party resulting from or arising out of the DEVELOPMENT, manufacture, use or sale of any LICENSED PRODUCT in the OPTION TERRITORY by the indemnifying party, its AFFILIATES, agents, or SUBLICENSEES, but only to the extent such losses result from the negligence or willful misconduct of the indemnifying party or its employees, agents, affiliates or SUBLICENSEES and do not also result from the negligence or willful misconduct of the party seeking indemnification. Any other losses (including reasonable attorneys fees) resulting from or arising out of the DEVELOPMENT, manufacture, use or sale of any LICENSED PRODUCT in the OPTION TERRITORY shall be charged to OTHER OPERATING INCOME/EXPENSE at the time such claim is finally determined, whether by judgment, award, decree or settlement. In the event that either party receives notice of a claim with respect to a LICENSED PRODUCT in the OPTION TERRITORY, such party shall inform the other party as soon as reasonably practicable. The parties shall confer as to how to respond to the claim and how to handle the claim in an efficient manner.

      SECTION 10 -  ASSIGNMENT; SUCCESSORS.
      10.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that either party, without the consent of the other, may assign this Agreement to a successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates.

      10.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of the parties. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such assignment shall not relieve the assignor of any of its obligations under this Agreement.

      SECTION 11 - FORCE MAJEURE.
      Neither party shall be liable to the other party for damages or loss (other than with respect to payments due LKS hereunder) occasioned by failure of performance by the defaulting party if the failure is occasioned by earthquake, war, fire, explosion, flood, strike or lockout, embargo, or any similar cause beyond the control of the defaulting party, provided that the party claiming this exception has exerted all reasonable efforts to avoid or remedy such event and provided such event does not extend for more than six (6) months and provided in no event shall a party be required to settle any labor dispute or disturbance. In the event the force majeure event extends for more than six (6) months, and could have been cured by a party's best efforts, then the other party may terminate this Agreement upon written notice to the non-performing party so long as the other party is not then in material breach of this Agreement.

      SECTION 12 - TERMINATION.
      12.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Sections 12.2 or 12.3 of this Agreement, this Agreement and the licenses and rights granted hereunder shall remain in full force and effect until GNE's obligations to pay royalties and/or profit share hereunder expires. Upon expiration of GNE's obligations to pay royalties and/or profit share hereunder with respect to a specific country and specific LICENSED PRODUCT as to which GNE's license is then in effect, the license granted to GNE with respect to such country and such LICENSED PRODUCT pursuant to Section 2.1 shall be deemed to be fully paid and GNE shall thereafter have an exclusive, sublicensable, royalty-free right and license under the LKS Patents and the LKS Technology to make, have made, use, sell, offer to sell, have sold and import such LICENSED PRODUCT in such country.
      12.2 Upon breach of any material provisions of this Agreement by either party to this Agreement, which is not cured within sixty (60) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this Agreement, provided that such other party is not itself then in material breach of this Agreement. The rights and obligations of the parties upon termination are described in Sections 12.4, 12.5, 12.6 and 12.7.
      12.3 Either party to this Agreement may, upon giving notice of termination immediately terminate this Agreement upon receipt of notice that the other party has become insolvent or has suspended business in all material respects, or has consented to an involuntary petition purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or has made an assignment for the benefit of creditors or has applied for or consented to the appointment of a receiver or trustee for a substantial part of its property.
      12.4 In the event of termination of this Agreement by LKS under Section
12.2 or 12.3 or by GNE under Section 12.6:
      (a)  all licenses granted to GNE hereunder shall terminate.
      (b) GNE shall assign or permit reference (at its option) to all regulatory filings for LICENSED PRODUCTS as appropriate and shall grant to LKS, all to the extent legally available, a non-exclusive, sublicensable, worldwide, royalty-bearing, license within the FIELD to make, have made, use sell, have sold, offer for sale or import LDP-02 under (1)issued GNE patents and GNE TECHNOLOGY which were applied to the development of LDP-02 under the Collaboration, (2) the CABILLY PATENTS, (3) issued THIRD PARTY patents licensed by GNE after the EFFECTIVE DATE and under which GNE has the right to grant a license to LKS hereunder, and (4) GNE's interest in the JOINT PATENTS within the FIELD, provided, however, that (i) such license shall be on commercially reasonable terms; (ii) LKS shall pay all royalties and payments due under and shall comply with the terms of the CABILLY PATENTS and the THIRD PARTY patent licenses as pass-through payments due thereunder, (iii) no license shall be granted to any intellectual property developed under the small molecule program described in Section 5.8, and (iv) the license described above in this Section 12.4(b) shall only be for patents required to make, have made, use, sell, have sold, offer for sale or import LDP-02 in the FIELD.
      (c) So long as the license described in Section 12.4(b) has been granted and is in full force and effect, LKS shall not bring any legal action against

GNE for any losses or damages associated with and GNE shall have no other liability to LKS regarding termination of this Agreement, except losses and damages described in Section 9 - Indemnification.
      12.5 In the event of a termination of this Agreement by GNE under Section
12.2 or 12.3:
      (a) there shall be deemed an event of default under the LOAN AGREEMENT and all principal and interest outstanding under the LOAN AGREEMENT shall be immediately due and payable.

      (b) LKS shall assign or permit (at its option) reference to all regulatory filings for LICENSED PRODUCTS as appropriate and shall grant to GNE an exclusive (even as to LKS), worldwide, royalty-bearing, license under the LKS PATENTS and the LKS TECHNOLOGY to make, have made, use, sell, have sold, offer for sale or import LICENSED PRODUCTS; provided, however, that GNE shall pay LKS a * royalty on ROYALTY BEARING SALES (using for this purpose the definition set forth in this Agreement), as well as any milestone payments due to THIRD PARTIES under the LKS PATENTS and the LKS TECHNOLOGY directly attributable to LDP-02 development (but GNE shall not pay LKS any milestone payments due to LKS under this Agreement), GNE shall diligently pursue development and commercialization of the LICENSED PRODUCTS, and GNE shall comply with all but the financial terms of the OTHER PARTY AGREEMENTS and other


-------------------
*Confidential treatment requested; material has been omitted and filed separately with the Commission.

THIRD PARTY licenses included in the LKS PATENTS and the LKS TECHNOLOGY and LKS shall pay all royalties due under such OTHER PARTY AGREEMENTS and other THIRD PARTY licenses.
      (c) So long as the license described in 12.5(b) has been granted and is in full force and effect, GNE shall not bring any legal action against LKS for any losses or damages associated with and LKS shall have no other liability to GNE regarding termination of this Agreement, except losses and damages described in Section 9 - Indemnification.
      12.6 Notwithstanding anything to the contrary herein, GNE may, after the first twelve (12) months after the EFFECTIVE DATE, terminate this Agreement by giving nine (9) months' prior written notice to LKS (e.g., earliest termination hereunder effective on or after twenty-one (21) months after the EFFECTIVE
DATE). Such termination may be for any reason, provided that, in the event of such termination, GNE may not research, develop, manufacture or sell a competitive monoclonal antibody to LDP-02 for three (3) years thereafter. In addition, in the event of such termination, (i) the provisions of Section 12.4 shall be applicable, (ii) any loan made under the LOAN AGREEMENT through termination of this Agreement shall be repaid in accordance with the terms of the LOAN AGREEMENT, and (iii) the WARRANT, to the extent not previously exercised, shall terminate.
      12.7 Upon any termination of this Agreement by LKS, GNE shall be entitled to, but shall not be obligated to finish any work-in-progress for which GNE has received firm purchase orders and to sell any completed or bulk inventory of a LICENSED PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as GNE pays to LKS the royalties and/or profit share applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.
      12.8 The obligations of Sections 4, 8 and 9, as well as Sections 12.4, 12.5, 12.6, 12.7, 12.8, 12.9, 13.3 and 13.8 shall survive any termination of this Agreement.
      12.9 In the event that this Agreement and/or the rights and licenses granted under this Agreement are terminated by LKS under 12.2 or 12.3, or by GNE under Section 12.6 any sublicense granted under this Agreement shall remain in full force and effect as a direct license between LKS and the SUBLICENSEE under the terms and conditions of the sublicense agreement, subject to the SUBLICENSEE agreeing to be bound to LKS under such terms and conditions within thirty (30) days after LKS provides written notice to the SUBLICENSEE of the termination of GNE's rights and licenses under this Agreement.

      SECTION 13 - GENERAL PROVISIONS.
      13.1 The relationship between LKS and GNE is that of independent contractors. LKS and GNE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. LKS shall have no power to bind or obligate GNE in any manner. Likewise, GNE shall have no power to bind or obligate LKS in any manner.
      13.2 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to these Agreements, except by a written document which is signed by both parties.
      13.3 This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, U.S.A.
without reference to its choice of law principles.
      13.4 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular section or paragraph.
      13.5 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.
      13.6 In conducting any activities under this Agreement or in connection with the manufacture use or sale of a LICENSED PRODUCT, each party shall comply with all applicable laws and regulations including, but not limited to, all Export Administration Regulations of the United States Department of Commerce.
      13.7 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below, or (ii) when sent, if sent, by facsimile, as confirmed by certified or registered mail or overnight carrier. Notices shall be delivered to the respective parties as indicated:

      If To LKS:  LeukoSite, Inc.
                  215 First Street
                  Cambridge, MA 02142
                  Fax No. 617-621-9349
                  Attn: CEO

      Copy to:    Carella, Byrne, Bain, Gilfillan,
                   Cecchi, Stewart & Olstein
                  6 Becker Farm Road
                  Roseland, New Jersey 07068
                  Fax No. (973) 994-1744
                  Attn: Elliot M. Olstein, Esq.

      If To GNE:  1 DNA Way South
                  San Francisco, CA 94080
                  Fax No. 650-952-9881


                  Attn: Corporate Secretary

      13.8 Any matter or disagreement under this Agreement (other than matters involving the validity or enforceability of patents which cannot be resolved by the parties is to be resolved by arbitration and shall be submitted to a panel of three (3) arbitrators to so decide any such matter or disagreement. The panel of arbitrators shall conduct the arbitration in accordance with the Rules of the American Arbitration Association (the "AAA"), unless the parties agree otherwise. Each party shall select one arbitrator and the two arbitrators shall then select a third arbitrator pursuant to the AAA rules. If the two arbitrators are unable to mutually select a third arbitrator, the third arbitrator shall be selected in accordance with the procedures of the AAA. The decision and award rendered by the panel of arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in Boston, Massachusetts, if requested by GNE and in San Francisco, California, if requested by LKS, or such other place as may be mutually agreed upon in writing by the parties.
      13.9 This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LEUKOSITE, INC.                         GENENTECH, INC.


By:__________________________           By:___________________________


Name and Title:______________           Name and Title:_______________